Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (this "Amendment") is dated as of the 1st day of October, 2011 and is by and between Orbit International Corp., Behlman Electronics, Inc., Tulip Development Laboratory, Inc. and Integrated Consulting Services, Inc. d/b/a Integrated Combat Systems (each a "Borrower" and collectively, the "Borrowers"), and Capital One, National Association ("Bank") (this "Amendment").

WHEREAS, on March 10, 2010 the Bank made available to the Borrowers a line of credit in the amount of $3,000,000.00 and a term loan in the amount of $4,654,761.84 pursuant to a Credit Agreement dated as of March 10, 2010 between the Borrowers and the Bank (as amended from time to time, the "Credit Agreement") and evidenced by, respectively, a Line of Credit Note dated March 10, 2010 from the Borrowers to the Bank (as amended from time to time, the "Line of Credit Note") and the Term Loan Note dated March 10, 2010 from the Borrowers to the Bank (as amended from time to time, the "Term Loan Note") and secured by a Security Agreement dated March 10, 2010 from the Borrowers to the Bank (the "Security Agreement");

WHEREAS, on August 9, 2011 the Bank and Borrower entered into a Amendment to Credit Agreement which among other things extended the Maturity Date of the Line of Credit Note to October 1, 2011 (the “Amended Credit Agreement”) (the Credit Agreement, the Amended Credit Agreement, the Line of Credit Note, the Term Loan Note, the Security Agreement, and all other documents executed and delivered in connection therewith, collectively, the "Financing Documents");

WHEREAS, the Borrowers have requested that the Bank once again extend the maturity of the Line of Credit to which the Bank has agreed provided the Borrowers enter into this Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrowers and the Bank hereby agree as follows:

1.             Capitalized terms not defined herein shall have the meaning set forth in the Credit Agreement.

2.             The definition of "Line of Credit Maturity Date" set forth in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

"Line of Credit Maturity Date" means June 1,  2012.

3.             The form “Borrowing Base Certificate” listed as Exhibit D in the Credit Agreement is replaced in its entirety with the new Borrowing Base Certificate form attached as Exhibit A hereto.

4.             The obligation of the Bank to enter into this Amendment is subject to the following:

(a)           Receipt by the Bank of a fully executed counterpart of this Amendment from the Borrowers;

(b)           The Borrowers shall pay to the Bank all of its out-of-pocket fees and disbursements incurred by the Bank in connection with this Amendment, including legal fees incurred by the Bank in the preparation, consummation, administration and enforcement of this Amendment.

5.             The Borrowers ratify and reaffirm the Financing Documents and the Financing Documents, as hereby amended, shall remain in full force and effect.

6.             The principal amount due and owing in connection with the Term Loan is  $3,258,333.36 as of September  23, 2011, without defense, counterclaim or offset.

7.             The Borrowers represent and warrant that (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date of this Amendment, (b) no condition, at, or event which could constitute an event of default under the Credit Agreement, the Notes or any other Financing Documents exists, and (c) no condition, event, act or omission has occurred, which, with the giving of notice or passage of time, would constitute an event of default under the Credit Agreement, the Notes or any other Financing Document.

8.             The Borrowers acknowledge that as of the date of this Amendment they have no offsets or defenses with respect to all amounts owed by it to the Bank arising under or related to the Financing Documents on or prior to the date of this Amendment.  The Borrowers fully, finally and forever release and discharge the Bank and its successors, assigns, directors, officers, employees, agents and representatives from any and all claims, causes of action, debts and liabilities, of whatever kind or nature, in law or in equity, whether now known or unknown to them, which they may have and which may have arisen in connection with the Financing Documents or the actions or omissions of the Bank related to the Financing Documents on or prior to the date hereof.  The Borrowers acknowledge and agree that this Amendment is limited to the terms outlined above and shall not be construed as an agreement to change any other terms or provisions of the Financing Documents.  This Amendment shall not establish a course of dealing or be construed as evidence of any willingness on the Bank’s part to grant other or future agreements, should any be requested.

9.             This Amendment is a modification only and not a novation.  Except for the above-quoted modifications, the Financing Documents, any loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, instruments or documents executed in connection with the Financing Documents, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein.  This Amendment is to be considered attached to the Financing Documents and made a part thereof.  This Amendment shall not release or affect the liability of any guarantor of the Notes or credit facility executed in reference to the Financing Documents, if any, or release any owner of collateral granted as security for the Financing Documents.  The validity, priority and enforceability of the Financing Documents shall not be impaired hereby.  To the extent that any provision of this Amendment conflicts with any term or condition set forth in the Financing Documents, or any document executed in conjunction therewith, the provisions of this Amendment shall supersede and control.  The Bank expressly reserves all rights against all parties to the Financing Documents.

10.           In order to induce Bank to enter into this Agreement Borrower acknowledge and agree that in the event Borrower (a) files or is the subject of any petition seeking, or an order for relief for, reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, or (b) has sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator, without prejudice to Bank's right to seek relief at any time from any stay imposed under Title 11 of the United States Bankruptcy Code, as now or hereafter amended, or any other federal or state act or law, the Bank will be entitled to relief terminating such stay after the expiration of one hundred twenty (120) days from the filing of any bankruptcy or insolvency proceeding, and any action taken by the Bank in this regard will not be defended or contested by Borrower, provided however, nothing herein shall preclude Bank from seeking any relief in the aforesaid bankruptcy or insolvency proceedings at any time including within the aforesaid one hundred twenty (120) day period.

11.           This Amendment shall be governed and construed in accordance with the laws of the State of New York

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the day and year first above written.

BORROWERS:
ORBIT INTERNATIONAL CORP.

By:	/s/ David Goldman
Name:	David Goldman
Title:	Chief Financial Officer

BEHLMAN ELECTRONICS, INC.

By:	/s/ David Goldman
Name:	David Goldman
Title:	Chief Financial Officer

TULIP DEVELOPMENT LABORATORY, INC.

By:	/s/ David Goldman
Name:	David Goldman
Title:	Chief Financial Officer

INTEGRATED CONSULTING SERVICES, INC.

By:	/s/ David Goldman
Name:	David Goldman
Title:	Chief Financial Officer

BANK:

CAPITAL ONE,
NATIONAL ASSOCIATION

By:	/s/ Jeffrey B. Carstens
Name:	Jeffrey B. Carstens
Title:	Senior Vice President